As filed with the Unites States Securities and Exchange Commission on March 5, 2010

 Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
REGAL-BELOIT CORPORATION (Exact name of registrant as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	3621 (Primary Standard Industrial Classification Code Number)	39-0875718 (I.R.S. Employer Identification No.)
200 State Street
Beloit, Wisconsin 53511-6254
(608) 364-8800
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_____________________________________

Paul J. Jones, Esq.
Vice President, General Counsel and Secretary
Regal-Beloit Corporation
200 State Street
Beloit, Wisconsin 53511-6254
(608) 364-8800
(Name, address, including zip code, and telephone number,
 including area code, of agent for service)

with a copy to: Benjamin F. Garmer, III, Esq. Jay O. Rothman, Esq. Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5306 (414) 271-2400
_____________________________________
 Approximate date of commencement of proposed sale of the securities to the public:  From time to time after the effective date of this registration statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒                                                       Accelerated filer ☐                                         Non-accelerated filer ☐                                                      Smaller reporting company ☐
              (Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                                                                        ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)                                                             ☐

_____________________________________

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE
Common Stock, $.01 par value	1,500,000 shares	$56.73	$85,095,000	$6,068

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices for Regal Beloit Corporation Common Stock as reported on The New York Stock Exchange on February 26, 2010.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 5, 2010

Prospectus

REGAL BELOIT CORPORATION

1,500,000 Shares of Common Stock

By this prospectus, we may offer up to 1,500,000 shares of our common stock from time to time in connection with acquisitions of businesses, assets or securities of other companies whether by purchase, merger or any other form of acquisition or business combination.

The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities we may acquire.  We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business, merging the acquired business with us or one of our subsidiaries or acquiring the acquired business through one of our subsidiaries.  We expect that the price of the shares we issue will be related to their market price, either when we tentatively or finally agree to the particular terms of the acquisition, when we issue the shares, when the acquisition is completed or during some other negotiated period, and may be based on average market prices or otherwise.  We may issue shares at fixed offering prices, which may be changed, or at other negotiated prices.  We may be required to provide further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.

We will pay all expenses of this offering.  We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in connection with certain acquisitions.  Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended.

We may also permit individuals or entities who have received or will receive shares of our common stock in connection with the acquisitions described above to use this prospectus to cover resales of those shares.  See “Resales of Shares” for information relating to resales of our common stock pursuant to this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “RBC.”  We will apply to list the shares offered by this prospectus on the New York Stock Exchange.  On March 4, 2010, the closing sale price of our common stock was $56.89 per share.

Investment in our securities involves risks.  See “Risk Factors” in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

_________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
_________________________

The date of this prospectus is _____________, 2010.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, “Regal Beloit,” “company,” “we,” “us,” “our” and “ours” refer to Regal Beloit Corporation and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell up to 1,500,000 shares of our common stock in connection with the acquisition of various businesses in one or more offerings.  This prospectus provides you with a general description of our common stock that we may offer.  When we offer common stock under this prospectus, we may provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making offers to sell or solicitations to buy common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus.  We will provide you without charge upon your request, a copy of any documents that we incorporate by reference, other than exhibits to those documents that are not specifically incorporated by reference into those documents.  You may request a copy of a document by writing to our Secretary, Regal Beloit Corporation, 200 State Street, Beloit, Wisconsin 53511-6254, or by calling our Secretary at (608) 364-8800.  To ensure timely delivery, you must request the information no later than five business days before you make your investment decision.

CAUTIONARY STATEMENT

This prospectus, any supplement to this prospectus and any other offering material, and the information incorporated by reference in this prospectus or any prospectus supplement and any other offering material, may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements represent our management’s judgment regarding future events.  In many cases, you can identify forward-looking statements by terminology such as “may,” “will,”  “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words.  Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including:

•
economic changes in global markets where we do business, such as reduced demand for the products we sell, weakness in the housing and commercial real estate markets, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control;

•	unanticipated fluctuations in commodity prices and raw material costs;

•	cyclical downturns affecting the global market for capital goods;

•	unexpected issues and costs arising from the integration of acquired companies and businesses;

•	marketplace acceptance of new and existing products including the loss of, or a decline in business from, any significant customers;

•	the impact of capital market transactions that we may effect;

•	the availability and effectiveness of our information technology systems;

•	unanticipated costs associated with litigation matters;

•	actions taken by our competitors, including new product introductions or technological advances, and other events affecting our industry and competitors;

•	difficulties in staffing and managing foreign operations;

•
other domestic and international economic and political factors unrelated to our performance, such as the current substantial weakness in economic and business conditions and the stock markets as a whole; and

•	other risks and uncertainties described from time to time in our reports filed with the SEC which are incorporated herein by reference.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.  The forward-looking statements included in this prospectus, any supplement to this prospectus and any other offering material are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.  See also Item 1A - Risk Factors in our Annual Report on Form 10-K filed on March 2, 2010.

REGAL BELOIT CORPORATION

We are one of the largest global manufacturers of commercial, industrial, and HVAC electric motors, electric generators and controls, and mechanical motion control products.  Many of our products hold leading product positions in a variety of essential commercial, industrial and residential applications, and we believe we have one of the most comprehensive product lines in the markets we serve.  We sell our products to a diverse global customer base using more than 20 recognized brand names through a multi-channel distribution model to leading original equipment manufacturers, distributors and end users across many markets.

We are a Wisconsin corporation and our principal executive offices are located at 200 State Street, Beloit, Wisconsin 53511.  Our telephone number is (608) 364-8800.

USE OF PROCEEDS

This prospectus relates to common stock that we may offer from time to time in connection with the acquisition of various assets, businesses or securities. We will not receive any proceeds from these offerings other than the assets, businesses or securities acquired. When a selling shareholder uses this prospectus in a public reoffering or resale of shares of common stock acquired pursuant to this prospectus, we will not receive any proceeds from any such sale by a selling shareholder.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of elements of our capital stock and is subject to and qualified in its entirety by reference to the more complete descriptions set forth in our articles of incorporation and our bylaws, which are incorporated by reference into this prospectus.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $.01 par value.  Our common stock is entitled to such dividends as may be declared from time to time by our board of directors in accordance with applicable law.  Our ability to pay dividends is dependent upon a number of factors, including our future earnings, capital requirements, general financial condition, general business conditions and other factors.

Only the holders of our common stock will be entitled to vote for the election of members to our board of directors and on all other matters.  Holders of our common stock are entitled to one vote per share of common stock held by them on all matters properly submitted to a vote of shareholders, subject to Section 180.1150 of the Wisconsin Business Corporation Law. See “— Statutory Provisions.”  Shareholders have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected.  The affirmative vote of the majority of the shares of our common stock represented and voted is required for the election of directors.  Our board of directors is divided into three classes, with staggered terms of three years each.

All shares of common stock are entitled to participate equally in distributions in liquidation.  Holders of common stock have no preemptive rights to subscribe for or purchase our shares.  There are no conversion rights, sinking fund or redemption provisions applicable to our common stock.  We do not have the authority to issue any shares of preferred stock.

The transfer agent for our common stock is Computershare Investor Services (250 Royall Street, Canton, MA 02021; telephone number (781) 575-2879).

Certain Anti-Takeover Provisions

Under our articles of incorporation, our board of directors is divided into three classes of directors serving staggered terms of three years each.  Each class is to be as nearly equal in number as possible, with one class being elected each year.  Our articles of incorporation also provide that:

•	directors may be removed from office only for cause and only with the affirmative vote of a majority of the votes entitled to be cast at an election of directors;

•	any vacancy on the board of directors or any newly created directorship may be filled by the remaining directors then in office, though less than a quorum; and

•
our shareholders have no cumulative voting rights, which means that the holders of shares of our common stock entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected.

Statutory Provisions

Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of public Wisconsin corporations such as us held by any person or persons acting as a group in excess of 20% of our voting power is limited to 10% of the full voting power of those shares, unless full voting power of those shares has been restored pursuant to a vote of shareholders. Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law contain some limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations such as us and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder’s acquisition of shares before these shares are acquired. Similarly, Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to some business combinations involving public Wisconsin corporations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on share repurchases effected at a premium to the market and on asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

PLAN OF DISTRIBUTION

This prospectus covers shares of common stock that we may issue from time to time in connection with acquisitions of businesses, assets or securities of other companies.  In addition to the shares of common stock offered by this prospectus, we may offer other consideration, including stock options, cash, notes or other evidences of debt, assumption of liabilities or a combination of these types of consideration. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired.

We expect the terms of acquisitions involving the issuance of the shares of common stock covered by this prospectus to be determined by direct negotiations between our representatives and the owners or controlling persons of the businesses, assets or securities to be acquired.  Factors taken into account in acquisitions may include, among other factors, the quality and reputation of the business to be acquired and its management, the strategic market position of the business to be acquired, its proprietary assets, earning power, cash flow and growth potential, and the market value of its common stock when pertinent.  The value of our shares of common stock issued in any such acquisition will be offered at prices based upon or reasonably related to the current market value of the common stock.  The value will be determined either when the terms of the acquisition are tentatively or finally agreed to, when the acquisition is completed, when we issue the shares or during some other negotiated period.  We do not expect to pay underwriting discounts or commissions, although we may pay finders’ fees from time to time in connection with certain acquisitions.  Any person receiving finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any profit on the resale of securities purchased by them may be considered underwriting commissions or discounts under the Securities Act of 1933, as amended.

In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving common stock covered by this prospectus that will limit the number of shares that they may sell at specified intervals.  These agreements may be more or less restrictive than restrictions on sales made under the exemption from registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements.  We anticipate that, in general, negotiated agreements will be of limited duration and will permit the recipients of securities issued in connection with acquisitions to sell up to a specified number of shares per week or business day or days. We may also determine to waive any such agreements without public notice.

RESALES OF SHARES

In general, the persons to whom we issue common stock under this prospectus will be able to resell our common stock in the public market without further registration and without being required to deliver a prospectus.  However, certain persons who receive our common stock may want to resell those shares in distributions that would require the delivery of a prospectus.  With our consent, this prospectus may be used by selling shareholders who may wish to sell shares of common stock.  As used in this prospectus, “selling shareholders” may include donees and pledgees selling securities received from a named selling shareholder.  We may limit our consent to a specified time period and subject our consent to certain limitations and conditions, which may vary by agreement.

We will receive none of the proceeds from any sales by selling shareholders.  Any commissions paid or concessions allowed to any broker-dealer, and, if any broker-dealer purchases such shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act.  We will pay printing, certain legal, filing and other similar expenses of this offering. Selling shareholders will bear all other expenses of this offering, including any brokerage fees, underwriting discounts or commissions and their own legal expenses.

Selling shareholders may sell the shares of common stock offered by this prospectus:

•	through the New York Stock Exchange or any other securities exchange or quotation service that lists or quotes our common stock for trading;

•	in the over-the-counter market;

•	in special offerings;

•	in privately negotiated transactions;

•	by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchases;

•	in transactions in which a broker or dealer will attempt to sell shares as an agent but may position and resell a portion of the shares as principal;

•	in transactions in which a broker or dealer purchases as principal for resale for its own account;

•	through underwriters or agents; or

•	in any combination of these methods.

Selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.  The transactions above may include block transactions.

Resales by selling shareholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers.  When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling shareholders’ agent in the resale of the shares by the selling shareholders, or the securities firm may purchase securities from the selling shareholders as principal and thereafter resell the securities from time to time.  The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed. We and the selling shareholders may indemnify any securities firm participating in such transactions against certain liabilities, including liabilities under the Securities Act, and to reimburse them for any expenses in connection with an offering or sale of securities.  We may also agree to indemnify the selling shareholders against any such liabilities or reimburse them for expenses.  Profits, commissions and discounts on sales by persons who may be deemed to be underwriters within the meaning of the Securities Act may be deemed underwriting compensation under the Securities Act.

Selling shareholders may also offer shares of common stock covered by this prospectus by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales that meet the requirements of Rule 144 or Rule 145(d) under the Securities Act.  Selling shareholders should seek the advice of their own counsel about the legal requirements for such sales.

This prospectus will be amended or supplemented, if required by the Securities Act and the rules of the SEC, to disclose the name of the selling shareholder, the participating securities firm, if any, the number of shares of common stock involved and other information concerning the resale, including the terms of any distribution, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions, concessions or other items constituting compensation.  We may agree to keep the registration statement relating to the offering and sale by the selling shareholders of our securities continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  We also filed a registration statement on Form S-4, including exhibits, under the Securities Act of 1933 with respect to the common stock offered by this prospectus.  This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits.  You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549.  You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended January 2, 2010; and

•	the description of our common stock contained in our Registration Statement on Form 8-A/A, filed February 12, 2010, and any amendment or report updating that description.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.  Requests should be directed to:

Secretary
Regal Beloit Corporation
200 State Street
Beloit, WI 53511
(608) 364-8800

You can also find these filings on our website at www.regal-beloit.com.  We are not incorporating the information on our website other than these filings into this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Foley & Lardner LLP.

EXPERTS

      The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference to Regal Beloit Corporation’s Annual Report on Form 10-K and the effectiveness of Regal Beloit Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting guidance in 2009 regarding the accounting for convertible debt instruments and noncontrolling interests).  Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.                                Indemnification of Directors and Officers.

Article IX of the Company’s Amended and Restated Bylaws requires that the Company shall, to the fullest extent permitted or required by Sections 180.0850 to 180.0859, inclusive, of the Wisconsin Business Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Officers against any and all liabilities, and pay or reimburse any and all properly documented reasonable expenses, incurred thereby in any proceedings to which any such Director or Officer is a party because he or she is or was a Director or Officer of the Company.  The Company shall also indemnify an employee who is not a Director or Officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she is or was an employee of the Company.  The rights to indemnification granted under the Bylaws shall not be deemed exclusive of any other rights to indemnification against liabilities or the allowance of expenses which a Director, Officer or employee (or such other person) may be entitled under any written agreement, Board resolution, vote of shareholders of the Company, the Wisconsin Business Corporation Law or otherwise.  The Company may, but shall not be required to, supplement the foregoing rights to indemnification against liabilities and allowance of expenses under this paragraph by the purchase of insurance on behalf of any one or more of such Directors, Officers or employees, whether or not the Company would be required or permitted to indemnify or allow expenses to such Director, Officer or employee.  All capitalized terms used in this paragraph and not otherwise defined herein shall have the meaning set forth in Section 180.0850 of the Wisconsin Business Corporation Law.

The Company maintains a liability insurance policy for its Directors and Officers as permitted by Wisconsin law, which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

Item 21.                                Exhibits and Financial Statement Schedules.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 22.                                Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beloit, State of Wisconsin, on this 5th day of March, 2010.

REGAL BELOIT CORPORATION

By: /s/ Henry W. Knueppel
Henry W. Knueppel
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below constitutes and appoints David A. Barta and Paul J. Jones, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature /s/Henry W. Knueppel	Title	Date
Henry W. Knueppel /s/Mark J. Gliebe	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2010
Mark J. Gliebe /s/David A. Barta	President, Chief Operating Officer and Director	March 5, 2010
David A. Barta /s/Christopher L. Doerr	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 5, 2010
Christopher L. Doerr /s/Thomas J. Fischer	Director	March 5, 2010
Thomas J. Fischer /s/Dean A. Foate	Director	March 5, 2010
Dean A. Foate /s/ G. Frederick Kasten, Jr.	Director	March 5, 2010
G. Frederick Kasten, Jr. /s/Rakesh Sachdev	Director	March 5, 2010
Rakesh Sachdev /s/Carol N. Skornicka	Director	March 5, 2010
Carol N. Skornicka /s/Curtis W. Stoelting	Director	March 5, 2010
Curtis W. Stoelting	Director	March 5, 2010

EXHIBIT INDEX

Exhibit Number	Document Description
(4.1)
Articles of Incorporation of Regal-Beloit Corporation, as amended through April 20, 2007. [Incorporated by reference to Exhibit 3.1 to Regal-Beloit Corporation’s Current Report on Form 8-K dated April 20, 2007 (File No. 001-07283)]

(4.2)	Amended and Restated Bylaws of Regal-Beloit Corporation. [Incorporated by reference to Exhibit 3.2 to Regal-Beloit Corporation’s Current Report on Form 8-K dated April 20, 2007 (File No. 001-07283)]
(4.3)
Indenture, dated April 5, 2004, between Regal-Beloit Corporation and U.S. Bank National Association, as Trustee. [Incorporated by reference to Exhibit 4.3 to Regal-Beloit Corporation’s Registration Statement on Form S-3 filed on June 21, 2004 (Reg. No. 333-116706)]

(4.4)
First Supplemental Indenture, dated December 9, 2004, between Regal-Beloit Corporation and U.S. Bank National Association, as Trustee. [Incorporated by reference to Exhibit 4 to Regal-Beloit Corporation’s Current Report on Form 8-K filed on December 14, 2004 (File No. 001-07283)]

(5)	Opinion of Foley & Lardner LLP (including consent of counsel).
(23.1)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).
(23.2)	Consent of Deloitte & Touche LLP
(24)	Powers of Attorney (included on the signature page to this Registration Statement).